                                                                    Exhibit 10.1

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                         GOLF TRUST OF AMERICA, INC.,

                         GOLF TRUST OF AMERICA, L.P.,

                                 GTA GP, INC.

                                 GTA LP, INC.

                                      and

                      AEW TARGETED SECURITIES FUND, L.P.

                             ---------------------

                           STOCK PURCHASE AGREEMENT

                             ---------------------


             9.25% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                      OF

                          GOLF TRUST OF AMERICA, INC.




                           Dated as of April 2, 1999


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

                               TABLE OF CONTENTS


SECTION                                                                   PAGE

      1.    Agreement to Sell and Purchase the Shares........................1

      2.    Closing of Sale of Shares........................................1

      3.    Pre-Closing Conditions...........................................3

      3.1.  Conditions to the Obligations of the Purchaser...................3
           (a)   Opinion of Counsel..........................................3
           (b)   Registration Rights Agreement...............................3
           (c)   Management Rights Letter....................................3
           (d)   Ownership Limit Waiver Letter...............................3
           (e)   Closing Certificates........................................3
           (f)   Listing of Shares...........................................3
           (g)  Prospectus...................................................3
           (h)  Effectiveness of Articles Supplementary......................4
           (i)  Amended Partnership Agreement................................4
           (j)  Resolutions..................................................4
           (k) HSR Act.......................................................4
           (l)  No SEC Stop Orders...........................................4
           (m) Related Matters...............................................4

      3.2.  Conditions to the Obligations of the REIT Parties................4
           (a)   Related Matters.............................................5
           (b)   Closing Certificates........................................5
           (c)   Ownership Limit Waiver Representation Letter................5
           (d)  AMEX Approval................................................5
           (e)   No Objection from the NASD..................................5
           (f)   No SEC Stop Orders..........................................5

      4.   Representations and Warranties, Covenants, Etc. of the REIT Parties5

      4.1.   Organization and Qualification; Authority.......................5
      4.2.   Licenses........................................................7
      4.3.   Corporate, Partnership and Governmental Authorization,
             No Contravention ...............................................7
      4.4.   Validity and Binding Effect.....................................8
      4.5.   Capitalization..................................................9
      4.6.   Litigation, Defaults............................................9
      4.7.   Public Reports; No Material Adverse Change.....................10
      4.8.   Broker's or Finder's Commissions...............................11

      4.9.   Investment Company Act, Public Utility Holding Company;
             U.S. Entity ...................................................11
      4.10.  ERISA Requirements.............................................11
      4.11.  Tax Matters....................................................11
      4.12.  Material Commitments...........................................12
      4.13.  REOC Status....................................................12
      4.14.  Environmental..................................................12
      4.15.  No Adverse U.S. Legislation, Action or Decision................13
      4.16.  AMEX Listing...................................................14
      4.17.  Registration of Preferred Stock and Common Stock...............14
      4.18.  Affiliate Status...............................................14
      4.19.  Ownership Limitation...........................................14

 5.   Representations and Warranties, Covenants, Etc. of the Purchaser .....15
      5.1.   Authority, Enforceability......................................15
      5.2.   Broker's or Finder's Commissions...............................15
      5.3.   ERISA Matters..................................................15

 6.   Definitions...........................................................15

 7.   Miscellaneous.........................................................20
      7.1.   Indemnification, Expenses, Etc.................................20
      7.2.   Survival.......................................................21
      7.3.   Attorney's Fees................................................22
      7.4.   Entire Agreement; Amendment and Waiver.........................22
      7.5.   Notices, Etc...................................................22
      7.6.   Successors and Assigns.........................................23
      7.7.   Descriptive Headings...........................................23
      7.8.   Satisfaction Requirement.......................................23
      7.9.   GOVERNING LAW..................................................23
      7.10.  Expenses.......................................................23
      7.11.  Counterparts...................................................23
      7.12.  Invalid Provisions.............................................23

                                   EXHIBITS

EXHIBIT A   --  Form of Articles Supplementary
EXHIBIT B   --  Names and Denominations for Recipients of Shares
EXHIBIT C   --  Form of Opinion of O'Melveny & Myers LLP and Ballard Spahr
                Andrews & Ingersoll, LLP
EXHIBIT D   --  Form of Registration Rights Agreement
EXHIBIT E   --  Form of Management Rights Letters
EXHIBIT F   --  Form of Ownership Limit Waiver Letter
EXHIBIT G   --  Closing Certificate of REIT
EXHIBIT H   --  Closing Certificate of Purchaser
EXHIBIT I   --  Form of Certificate as to Certain REOC Matters
EXHIBIT J   --  List of REIT Properties
EXHIBIT K   --  REIT Board of Director Resolutions
EXHIBIT L   --  Certificate A to O'Melveny & Myers LLP Legal Opinion

                           STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT dated as of April 2, 1999 by and between Golf Trust of America, Inc., a Maryland corporation (the "REIT"), Golf Trust of America, L.P., a Delaware limited partnership (the "Operating Partnership"), GTA GP, Inc., a Maryland corporation ("GTA GP"), GTA LP, Inc., a Maryland corporation ("GTA LP" and collectively with the REIT, the Operating Partnership and GTA GP, the "REIT Parties") and AEW Targeted Securities Fund, L.P. (the "Purchaser"). Unless otherwise defined, capitalized terms used in this Agreement are defined in Section 6; references to an "Exhibit" are, unless otherwise specified, to an Exhibit attached to this Agreement; references to a "Section" are, unless otherwise specified, to a section of this Agreement.

      In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the REIT Parties and the Purchaser respectively agree, as follows:

      1.    AGREEMENT TO SELL AND PURCHASE THE SHARES.

            1.1. At the Closing provided for in Section 2, subject to the terms and conditions of this Agreement, the REIT will issue and sell to the Purchaser and the Purchaser will purchase from the REIT, 800,000 shares (the "Shares") of the REIT's 9.25% Series A Cumulative Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), having the rights, restrictions, privileges and preferences set forth in the form of Articles Supplementary attached as EXHIBIT A hereto. The Shares will be issued to the Purchaser pursuant to the REIT's Shelf Registration Statement and upon receipt by the Purchaser will, together with the Common Stock into which they are convertible, be registered under the Securities Act.

            1.2. The cash purchase price (the "Purchase Price") for the Shares is set forth on the signature page hereto.

      2. CLOSING OF SALE OF SHARES. (a) The purchase and delivery of the Shares to be purchased by the Purchaser shall take place at the offices of Battle Fowler LLP, 75 E. 55th Street, New York, New York, at a closing (the "Closing") on April 2, 1999 or at such other place or on such other date as the Purchaser and the REIT may mutually agree (such date on which the Closing shall have actually occurred, the "Closing Date"). At the Closing, the REIT will deliver or cause to be delivered to the Purchaser the Shares to be purchased by it against payment of the Purchase Price. Payment of the Purchase Price by the Purchaser shall be by wire transfer of immediately available funds to the following account: NationsBank, Myrtle Beach, ABA: 053904483, Beneficiary: Golf Trust of America, L.P., Acct. #: 763439908, or to such other account(s) as may be designated by the REIT to the Purchaser in writing at least one business day prior to the Closing. If at the Closing (i) the REIT fails to tender to the Purchaser any of the Shares to be purchased as provided in this Section 2 or
(ii) the Purchaser
fails to tender the cash Purchase Price for the Shares to the REIT, the Purchaser or the REIT, as the case may be, shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights each may have by reason of such failure or such non-fulfillment.

            (b) The REIT will contribute the net proceeds from the sale of the Shares to GTA GP and GTA LP, which, in turn, will contribute such net proceeds to the Operating Partnership in exchange for Series A Preferred Units of limited partnership interest in the Operating Partnership ("Preferred OP Units") in number and with rights and preferences identical to the Preferred Stock. The Operating Partnership will use the net proceeds primarily to reduce borrowings under its line of credit, including, without limitation, borrowings incurred in connection with the Palm Desert Country Club, located in Palm Desert, California and the Brentwood Golf and Country Club located in Detroit Michigan.

            (c) The REIT shall, upon the irrevocable release of the wire transfer referred to in Section 2(a), cause its transfer agent to deliver one or more certificates representing the Shares to the Purchaser at the Closing registered in the names (and in the denominations) set forth in EXHIBIT B.

            (d) The REIT has prepared and filed with the Commission in accordance with the provisions of the Securities Act and the Rules and Regulations, a registration statement on Form S-3 under the Securities Act, Commission No. 333-56251 (the "Initial Registration Statement"), including a base prospectus. No amendments to the Initial Registration Statement have been required or filed prior to the date hereof. The Initial Registration Statement has become effective under the Securities Act. The Company also has filed, or will file, with the Commission pursuant to Rule 424(b) under the Securities Act, a prospectus supplement relating to the offering of the Shares pursuant to Rule 415 of the Securities Act.

            The term "Shelf Registration Statement" as used in this Agreement means the Initial Registration Statement (including all financial schedules and exhibits), as amended at the time it became effective and as may be supplemented or amended prior to the execution of this Agreement together with any Incorporated Documents (as defined below). The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Shelf Registration Statement at the time it was declared effective (the "Base Prospectus") together with the prospectus supplement relating to the offering of the Shares under Rule 415 of the Securities Act dated the date hereof in the form first filed with the Commission on or after the date hereof (the "Prospectus Supplement"). Any reference in this Agreement to the Initial Registration Statement, the Shelf Registration Statement, the Base Prospectus, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Initial Registration Statement, the Shelf Registration Statement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Initial Registration Statement, the

Shelf Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the 1934 Act which, upon filing, are incorporated by reference therein, as required by paragraph (b) of
Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Initial Registration Statement, the Shelf Registration Statement, the Prospectus, or any amendment or supplement thereto.

      3.    PRE-CLOSING CONDITIONS.

            3.1. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The Purchaser's obligation to purchase and pay for the Shares to be sold to it at the Closing is subject to the fulfillment prior to or at the Closing of the following deliveries, any or all of which may be waived in writing at the option of the
Purchaser:

                  (a) OPINION OF COUNSEL. The Purchaser shall have received from REIT Counsel their opinion substantially in the form set forth in EXHIBIT C, addressed to the Purchaser, dated the Closing Date.

                  (b) REGISTRATION RIGHTS AGREEMENT. The REIT and the Purchaser shall have duly entered into the Registration Rights Agreement in the form of EXHIBIT D and the Purchaser shall have received a fully-executed counterpart of the Registration Rights Agreement and such agreement shall be in full force and effect.

                  (c) MANAGEMENT RIGHTS LETTER. The REIT and the Purchaser shall have duly entered into the Management Rights Letter substantially in the form of EXHIBIT E, the Purchaser shall have received a fully-executed counterpart of the Management Rights Letter and such agreement shall be in full force and effect.

                  (d) OWNERSHIP LIMIT WAIVER LETTER. The REIT shall have duly executed and delivered to the Purchaser an Ownership Limit Waiver Letter substantially in the form of EXHIBIT F, and such letter shall be in full force and effect.

                  (e) CLOSING CERTIFICATES. The Purchaser shall have received a certificate, dated the Closing Date, from the Secretary (or Assistant Secretary) of the REIT, substantially in the form of EXHIBIT G.

                  (f) LISTING OF SHARES. At the Closing, the REIT shall have delivered to the Purchaser a letter from the American Stock Exchange (the "AMEX") confirming the approval by the AMEX for the listing of the shares of Common Stock into which the Preferred Stock is convertible.

                  (g) PROSPECTUS. At the Closing, the REIT shall deliver to the Purchaser the Prospectus, dated the date hereof.

                  (h) EFFECTIVENESS OF ARTICLES SUPPLEMENTARY. The Articles Supplementary shall have been duly adopted by the REIT and shall have been duly filed with the State Department of Assessments and Taxation of the State of Maryland and shall be in full force and effect. The Purchaser shall have received a certified copy of the Articles Supplementary, as filed with the State Department of Assessments and Taxation of the State of Maryland.

                  (i) AMENDED PARTNERSHIP AGREEMENT. GTA GP shall have duly prepared or updated, as applicable, exhibits to the Agreement of Limited Partnership of the Operating Partnership so as validly to designate and to reflect the issuance of the Preferred OP Units to GTA GP and GTA LP (the "Preferred OP Unit Amendment"), and a certified copy of the Preferred OP Unit Amendment shall be delivered to the Purchaser.

                  (j) RESOLUTIONS. At the Closing, the REIT shall deliver to the Purchaser a certified copy of the resolutions of the REIT's Board of Directors by which the REIT (i) exempted the Purchaser and certain other persons from the applicability of Title 3, Subtitle 6 of the Maryland General Corporate Law and
(ii) authorized the execution, delivery and performance of the Managements Rights Letter. These resolutions shall be certified in the Closing Certificate of the REIT, pursuant to Paragraph (e) of this Section 3.1. In addition, the REIT covenants that the Board of Directors of REIT shall, no later than 30 days after the Closing, pass resolutions stating that the adopted resolutions described in clause (i) above shall be made irrevocable with respect to the Purchaser, its affiliates and associates.

                  (k) HSR ACT. Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the United States Department of Justice or the United States Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action has not been withdrawn or terminated.

                  (l) NO SEC STOP ORDERS. No stop order affecting the effectiveness of the Shelf Registration Statement or the use of the Prospectus or applicable to the sale of the Shares hereunder shall have been issued by the Commission or by any state securities authority and no proceeding for that purpose shall have been instituted.

                  (m) RELATED MATTERS. At the Closing, the Purchaser shall have been issued and received the Shares in exchange of the Purchase Price paid pursuant to this Agreement.

            3.2. CONDITIONS TO THE OBLIGATIONS OF THE REIT PARTIES. The REIT and the Operating Partnership's obligations to issue the Shares and the Preferred OP Units at the Closing is subject to the fulfillment prior to or at the Closing of the following conditions, any or all of which may be waived in writing at the option of the REIT or Operating Partnership:

                  (a) RELATED MATTERS. At the Closing, the REIT shall have received payment in full for the Shares issued pursuant to this Agreement.

                  (b) CLOSING CERTIFICATES. The REIT shall have received a certificate, dated the Closing Date, from the Secretary (or Assistant Secretary) of the General Partner of the Purchaser, substantially in the form of EXHIBIT H.

                  (c) OWNERSHIP LIMIT WAIVER REPRESENTATION LETTER. No later than the Closing Date, the REIT shall have received a representation letter, meeting the criteria of Article V, Section 2(f) of the REIT's Charter.

                  (d) AMEX APPROVAL. AMEX shall have approved the listing of the shares of Common Stock into which the Preferred Stock is convertible, subject only to official notice of issuance.

                  (e) NO OBJECTION FROM THE NASD. BancBoston Robertson Stephens, as placement agent, shall have received a letter from the National Association of Securities Dealers, Inc. or its subsidiary NASD Regulation, Inc.(collectively, the "NASD") confirming that the NASD has decided to raise no objection to the fairness and reasonableness of the terms and conditions of the subject offering.

                  (f) NO SEC STOP ORDERS. No stop order affecting the effectiveness of the Shelf Registration Statement or the use of the Prospectus or applicable to the sale of the Shares hereunder shall have been issued by the Commission or by any state securities authority and no proceeding for that purpose shall have been instituted.

      4. REPRESENTATIONS AND WARRANTIES, COVENANTS, ETC. OF THE REIT PARTIES. The REIT Parties, jointly and severally, hereby represent and warrant to, and agree with, the Purchaser, subject to such exceptions as are specifically set forth in the Schedules attached hereto (which "Schedules" shall be deemed to be part of this Agreement), as follows:

            4.1.  ORGANIZATION AND QUALIFICATION; AUTHORITY.

                  (a) Each of the REIT and its Subsidiaries, whether wholly or indirectly owned, (i) is a corporation duly incorporated, or a partnership, limited partnership or limited liability company duly formed, and is validly existing and in good standing under the laws of its jurisdiction of its incorporation or formation; (ii) has full corporate, partnership or limited liability company power and authority to own and lease its respective properties and carry on its respective business as presently conducted; and (iii) is duly qualified, registered or licensed as a foreign corporation, partnership, limited partnership or limited liability company to do business and is in good standing in each jurisdiction in which the ownership or leasing of its respective properties or the character of its present operations makes such qualification, registration or licensing necessary, except where the failure so to qualify or be in good standing does not and would not reasonably be expected to have a Material Adverse Effect on the REIT and the Subsidiaries on a consolidated basis. The REIT has heretofore made available to Purchaser's Counsel (i) true, complete and correct copies of the Articles of Incorporation, the Articles Supplementary, and the by-laws or equivalent document of the REIT, GTA GP and GTA LP each as amended and restated to date and as presently in effect or to be in effect immediately upon the Closing (collectively, the "Charter Documents") and (ii) true, correct and complete copies of the certificate of limited partnership and agreement of limited partnership of the Operating Partnership, each as amended and restated on this date and as presently in effect or to be in effect immediately upon the Closing (collectively, the "Partnership Documents").

                  (b) Schedule 4.1(b) sets forth the name of each Subsidiary of the REIT and the Operating Partnership (whether owned directly or indirectly through one or more intermediaries). All of the outstanding shares of capital stock of, or other equity interest in, each of the Subsidiaries owned by the REIT or the Operating Partnership are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by the REIT or the Operating Partnership free and clear of all Liens, except as set forth in
Schedule 4.1(b) and were issued in compliance with all applicable federal and state securities laws. Except as set forth in Schedule 4.1(b), there are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the REIT or any of the Subsidiaries to issue, transfer or sell any shares of capital stock or equity interests in any of the Subsidiaries.

                  (c) The Preferred Stock and Preferred OP Units to be issued pursuant to this Agreement have been duly authorized for issuance by all necessary corporate and partnership action on the part of the REIT and the Operating Partnership, as the case may be, and when the Preferred Stock is issued by the REIT and the Preferred OP Units issued by the Operating Partnership, each will be duly and validly issued and fully paid and, in the case of the Preferred Stock, nonassessable. When issued and delivered against payment therefor as provided herein, the Purchaser will receive good and marketable title to such Preferred Stock and GTA GP and GTA LP will each receive good and marketable title to the Preferred OP Units, as the case may be, free and clear of all Liens, security interests, pledges, charges, encumbrances, shareholders' agreements and voting trusts or claims, preemptive rights or rights of interest of any nature whatsoever, subject to any rights of the Purchaser hereunder and under the Registration Rights Agreement, and except for those resulting from any action taken by the Purchaser. A sufficient number of shares of Common Stock to be issued by the REIT upon the conversion of the Preferred Stock have been duly reserved by the REIT out of its authorized shares of Common Stock for issuance pursuant to duly adopted resolutions and such shares of Common Stock have been approved for listing on the AMEX. The shares of Common Stock issuable upon conversion of the Preferred Stock in accordance with the provisions of the Articles Supplementary will, upon issuance of such conversion, be duly and validly issued, fully paid and nonassessable.

                  (d) The Articles Supplementary have been duly authorized by all necessary corporate acts on the part of the REIT such that no further actions are required for the due and valid issuance of Preferred Stock in accordance herewith and therewith. The Articles Supplementary will have been duly filed with the State Department of Assessments and Taxation of the State of Maryland in full compliance with Maryland law.

                  (e) The Preferred OP Unit Amendment has been duly authorized by all necessary partnership acts on the part of the Operating Partnership such that no further actions are required for the creation and due and valid issuance of the Preferred OP Units in accordance herewith. The Preferred OP Unit Amendment has been duly prepared by GTA GP on behalf of the Operating Partnership and such Preferred OP Unit Amendment is enforceable against the Operating Partnership in accordance with its terms.

                  (f) Neither the issue and sale of Preferred Stock nor the issue and sale of the Preferred OP Units hereunder will give any stockholder in the REIT or any partner in the Operating Partnership the right to demand payment for shares or partnership interests, as the case may be, under applicable law or give rise to any preemptive or similar rights.

            4.2. LICENSES. Each of the REIT and the Subsidiaries holds all licenses, franchises, permits, consents, registrations, certificates and other approvals (individually, a "License" and collectively, "Licenses") required for the conduct of its business as presently conducted, and operates in substantial compliance therewith, except where the failure to hold any such License or to operate in compliance therewith would not reasonably be expected to have a Material Adverse Effect on the REIT and the Subsidiaries on a consolidated basis. Each of the REIT and each of the Subsidiaries are in compliance with all applicable laws, regulations, orders and decrees, except in each case where the failure so to comply would not reasonably be expected to have a Material Adverse Effect on the REIT and the Subsidiaries on a consolidated basis, or a Material Adverse Effect on the ability of the REIT Parties to perform on a timely basis any obligation that each has or will have under any Transaction Document to which it is a party.

            4.3. CORPORATE, PARTNERSHIP AND GOVERNMENTAL AUTHORIZATION, NO CONTRAVENTION.

                  (a) The execution, delivery and performance by the applicable REIT Party of the Transaction Documents, as the case may be, and the issuance and sale to (and the purchase hereunder by) the Purchaser of the Shares and GTA GP and GTA LP of the Preferred OP Units pursuant to this Agreement (a) are within the REIT's corporate powers and the Operating Partnership's partnership powers; (b) have been duly authorized by all necessary action on the part of the REIT and the Operating Partnership; (c) do not contravene or constitute a default under or violation of or do not or will not result in the creation or imposition of any Lien on any asset of the REIT or any of its Subsidiaries; and
(d) do not
contravene, constitute a default under, violate and will not result in violation of (i) any provision of applicable law or regulation of any Governmental Authority, (ii) the Charter Documents, Partnership Documents or similar documents of any Subsidiary, (iii) any agreement (or require the consent of any Person under any agreement that has not been made or obtained) to which the REIT, the Operating Partnership or any of the other Subsidiaries are a party including, without limitation, the participating leases to which the Operating Partnership or any other Subsidiary is a party, or (iv) any judgment, injunction, order, decree or other instrument binding upon the REIT, the Operating Partnership, any of the other Subsidiaries or any of their respective properties, except where such contravention, default or violation or creation or imposition of Liens in this Section 4.3 would not reasonably be expected to have a Material Adverse Effect on the REIT and the Subsidiaries on a consolidated basis. The REIT does not have any shareholder rights plan or other "poison pill;" PROVIDED, HOWEVER, that the REIT may adopt one after the date of this Agreement. The REIT has opted out of Subtitle 7 of Title 3 of the Maryland General Corporation Law and its Board of Directors has duly adopted a resolution exempting all Persons, including the Purchaser, from the applicability of Subtitle 6 thereof, a copy of which has been provided to Purchaser's counsel.

                  (b) None of the Charter Documents or the Partnership Documents have been modified or amended since the date such documents were delivered to the Purchaser by the REIT other than the filing of the Articles Supplementary with the Maryland State Department of Assessments and Taxation, the preparation of the Preferred OP Unit Amendments and routine changes to the ledger of partnership interest (attached as Exhibit A to the agreement of limited partnership of the Operating Partnership, as amended from time to time) in connection with the redemption of 2,000 units of limited partnership interest in the Operating Partnership.

                  (c) The REIT has duly applied for and obtained all approvals, orders, licenses, consents and other authorizations (collectively, the "Approvals") from each federal, state and local government and governmental agency, department or body, or pursuant to any agreement to which any REIT Party is a party or to which it or any of its respective assets is subject, which may be required in connection with this Agreement and the other Transaction Documents, including, without limitation, any rule or regulation of AMEX.

            4.4. VALIDITY AND BINDING EFFECT. Each of the Transaction Documents, when executed and delivered, will be duly executed and delivered by each of the REIT Parties that is a party thereto, and will be a valid and binding agreement of each of the REIT Parties that is a party thereto, enforceable against each of the REIT Parties that is a party thereto in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

            4.5.  CAPITALIZATION.

                  (a) As of the date of this Agreement, the REIT had authorized 100,000,000 shares of capital stock, 90,000,000 of which are designated as Common Stock, and, upon the Closing, upon the filing of the Articles Supplementary, 10,000,000 shares of Preferred Stock. Upon the Closing there will be 7,682,956 shares of Common Stock issued and outstanding and 800,000 shares of Preferred Stock issued and outstanding.

                  (b) As of the date of this Agreement, the Operating Partnership has issued and outstanding 12,961,894 common units of limited partnership interest and, upon the Closing and by virtue of the use of proceeds as described in Section 2(b) hereof, 800,000 Preferred OP Units.

                  (c) GTA GP is the sole general partner of the Operating Partnership and owns a 0.2% partnership interest therein and GTA LP owns a 59.08% common limited partnership interest of the Operating Partnership. Upon the Closing, GTA GP will be the sole general partner and will own a 0.2% partnership interest in the Operating Partnership and 0% of the Preferred OP Units and GTA LP will own a 59.08% common limited partnership interest in the Operating Partnership and 100% of the Preferred Units. GTA GP and GTA LP are wholly-owned subsidiaries of the REIT.

                  (d) Except as disclosed in the SEC Filings, there are no outstanding subscriptions, options, warrants, rights, convertible or exchangeable securities or other agreements or commitments of any character obligating the REIT or the Subsidiaries to issue any securities. There are no voting trusts or other agreements or understandings in favor of any person other than the REIT (or its Board of Directors) or the Subsidiaries to which the REIT or the Subsidiaries are a party with respect to the voting of the Capital Stock or partnership interests of the REIT or the Subsidiaries, as the case may be.

            4.6. LITIGATION, DEFAULTS. Except as set forth on Schedule 4.6, there is no action, suit, proceeding or investigation, as to which notice has been served on any REIT Party, pending or, to the knowledge of the REIT, threatened against or affecting the REIT or any of the Subsidiaries, or any properties of any of the foregoing, before or by any court or arbitrator or any governmental body, agency or official which (individually or in the aggregate) could reasonably be expected to (i) have a Material Adverse Effect on the REIT and the Subsidiaries on a consolidated basis, or (ii) impair the ability of the REIT or the Operating Partnership to perform fully any material obligation which the REIT or the Operating Partnership has or will have under any Transaction Document. Neither the REIT nor any Subsidiary is in violation of, or in default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), any term of its Charter Documents, Partnership Documents or similar documents of any Subsidiary or of any term of any agreement, instrument, judgment, decree, order, statute, injunction, governmental regulation, rule or ordinance (including without limitation, those relating to zoning, city planning or similar matters) applicable to the REIT or any Subsidiary or to which the REIT or any Subsidiary is bound, or to any properties of the REIT and any Subsidiary, except in each case to the extent that such violations or defaults, individually or in the aggregate, would not reasonably be expected to (a) affect the validity of any Transaction Document, (b) have a Material Adverse Effect on the REIT and any Subsidiary on a consolidated basis, or (c) impair the ability of any REIT Party to perform fully any material obligation which such REIT Party has or will have under any Transaction Document.

            4.7. PUBLIC REPORTS; NO MATERIAL ADVERSE CHANGE. (a) The Shelf Registration Statement complies as to form in all material respects with the requirements of the Securities Act and the 1934 Act and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary, in order to make the statements made, in light of the circumstances under which they were made not misleading. The REIT has made all of the SEC Filings required to be made by it since June 1, 1997. Except as disclosed in the SEC Filings, there has been since December 31, 1998 no adverse change in the condition (financial or other), assets, business, or results of operations of the REIT or any of the Subsidiaries which could reasonably be expected to have a Material Adverse Effect on the REIT and the Subsidiaries on a consolidated basis. Except as for matters reflected or reserved against in the balance sheet included in the REIT's most recent 10-K as filed with the Commission, and except as disclosed in the SEC Filings (in each case as filed with the Commission since the date of filing of the REIT's most recent 10-K), since the date of such balance sheet there has been no material obligation or material liability (contingent or otherwise) incurred by the REIT or any of the Subsidiaries, except liabilities or obligations which were incurred in the ordinary course of business. The documents listed on Part IV,
Item 14 of the REIT's 10-K for the year ended December 31, 1998 have been compiled in compliance with Item 601 of Regulation S-K of the Securities Act.

                  (b) The financial statements of the REIT included in or incorporated by reference in the Shelf Registration Statement comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the REIT and the Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (c) As of the date hereof, to the knowledge of the REIT and the Operating Partnership there are not any material liabilities, contingent or otherwise, of the REIT and the Operating Partnership, that have not been disclosed in the financial statements (including the notes thereto) referred to above or otherwise disclosed in the SEC Filings or other items provided to the Purchaser.

            4.8. BROKER'S OR FINDER'S COMMISSIONS. Except as disclosed in the Prospectus, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the REIT directly with the Purchaser without the intervention of any person other than BancBoston Robertson Stephens on behalf of the REIT in such manner as to give rise to any valid claim by any Person against the Purchaser for a finder's fee, brokerage commission or similar payment.

            4.9. INVESTMENT COMPANY ACT, PUBLIC UTILITY HOLDING COMPANY; U.S. ENTITY. The REIT (i) is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), (ii) is not an "investment company" for purposes of Section 12(d)(1) of the 1940 Act, (iii) is not and will not become a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (iv) is not and will not be headquartered or organized in any jurisdiction outside the United States of America or (v) does not directly or indirectly conduct activities or own assets in any foreign jurisdiction.

            4.10. ERISA REQUIREMENTS. At or promptly following the Closing and annually thereafter within 30 days of the end of the REIT's annual valuation period (or 30 days after the Purchaser's request, if later), but only if requested by the Purchaser with respect to such annual valuation period, the Purchaser shall receive from the REIT a certificate substantially in the form of
EXHIBIT I certifying certain information which the Purchaser reasonably determines to be necessary to conclude whether the REIT is a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(e) (the "Plan Assets Regulation") and otherwise satisfactory in substance and form to the Purchaser to enable the Purchaser to make such a conclusion; PROVIDED HOWEVER, that the REIT shall not be required to certify as to any information that is not factually correct when the certificate is delivered.

            4.11.  TAX MATTERS.

                  (a) The REIT has been, for each year ending on and after December 31, 1997 and on or before the date hereof, organized and operated in conformity with the requirements for qualification and taxation as a "real estate investment trust" under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder. The REIT does not intend and has not taken any action or failed to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a real estate investment trust for federal income tax purposes.

                  (b) To the knowledge of the REIT, the REIT is not currently a "pension-held REIT" within the meaning of Code Section 856(h)(3)(D) and the Treasury Regulations promulgated thereunder.

                  (c) The Operating Partnership and each of the other Subsidiaries that is eligible to be classified as a partnership for federal income tax purposes is so classified and taxed.

                  (d) The REIT will use reasonable efforts not to take any action or not to permit any action to be taken (to the extent the action is within the control of the REIT) that would cause any of the representations set forth in this Section 4.11 to be incorrect or incomplete if made as of any date following the Closing. This however does not prohibit the REIT from revoking its election to be taxed as a real estate instrument trust except in accordance with the voting procedures set forth in its charter. In the event of the taking or proposed taking of any action that to the REIT's knowledge would cause the representation set forth in Section 4.11(b) to be incorrect if made as of any date following the Closing, the REIT shall use reasonable efforts to notify the Purchaser prior to the taking of such action.

            4.12. MATERIAL COMMITMENTS. Schedule 4.12 sets forth a complete and accurate list of all material contracts, options, commitments, letters of intent or similar written understandings made or entered into by the REIT or any of the Subsidiaries in writing as of the date hereof (x) in the future to enter into any material lease, or (y) in the future to sell, mortgage, pledge, hypothecate any of the REIT, Operating Partnership or any other Subsidiary's property or to otherwise enter into a material transaction in respect of the ownership or financing of any property, excluding however, in each case such commitments, letters of intent or similar written understandings which do not bind any party thereto. The REIT has previously made available to the Purchaser for its review at the REIT's office a true and complete copy of each such commitment, letter of intent or other understanding.

            4.13. REOC STATUS. The REIT makes the same factual representations to the Purchaser as those contained in the Form of REOC Certificate, attached hereto as EXHIBIT I and in Certificate A attached to the legal opinion of O'Melveny & Myers LLP, which is attached hereto as EXHIBIT L.

            4.14. ENVIRONMENTAL. (a) Except as may be specifically disclosed in the SEC Filings or in environmental reports obtained by the REIT and made available to the Purchaser (the "Environmental Reports"), the REIT and the Operating Partnership have not at any time, and, to the actual knowledge of the REIT and the Operating Partnership, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials on, to or from the Properties. The REIT and the Operating

Partnership do not intend to use the Properties or any subsequently acquired properties for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for such Hazardous Materials as may be customarily required in golf course operations, stored and used in the quantities customary for such uses and in compliance in all material respects with any and all applicable, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") and except in each case for such non-compliance as cannot reasonably be expected to cause a material Adverse Effect.

                  (b) Except as disclosed in the SEC Filings or the Environmental Reports, to the knowledge of the REIT or the Operating Partnership, there has been no material seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on or adjacent to the Properties or onto lands from which such hazardous or toxic waste of substances might seep, flow or drain into such waters.

                  (c) Except as disclosed in the SEC Filings or the Environmental Reports, neither the REIT nor the Operating Partnership has received a specific, written notice of any occurrence or circumstance which, with notice or passage of time or both, would give rise to, any material claim under or pursuant to any Environmental Law pertaining to hazardous or toxic waste or substances on or originating from the Properties or arising out of the conduct of any such party, including, without limitation, pursuant to any Environmental Law.

            4.15. NO ADVERSE U.S. LEGISLATION, ACTION OR DECISION. To the knowledge of the REIT Parties, no legislation, order, rule, ruling or regulation has been enacted or made by or on behalf of any governmental body, department or agency of the United States, nor has any decision of any court of competent jurisdiction within the United States been rendered which would, in the REIT Parties' reasonable judgment, have a Material Adverse Effect on the REIT and the Subsidiaries on a consolidated basis. There is no action, suit, investigation or proceeding pending or to the knowledge of the REIT Parties, threatened, against or affecting any REIT Party, any of its respective properties or rights, or any of its respective Affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement and the other Transaction Documents, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions, and there shall be no valid basis for any such action, proceeding or investigation.

            4.16. AMEX LISTING. The listing of shares of the Common Stock on the AMEX has not been terminated, nor has the REIT been notified that such listing may be terminated or that any termination is contemplated.

            4.17.  REGISTRATION OF PREFERRED STOCK AND COMMON STOCK.

                  (a) The shares of Preferred Stock and the Common Stock, into which the Preferred Stock is convertible, have been duly registered under the Securities Act by the Shelf Registration Statement and such Shelf Registration Statement has been prepared by the REIT in conformity with the requirements of the Securities Act and the rules and regulations (the "Rules and Regulations") of the Commission thereunder and has been filed with the Commission under the Securities Act and has been declared effective by the Commission pursuant to such act and the Rules and Regulations. The REIT and the sale of the Shares pursuant to this Agreement meet the requirements for using Form S-3 under the Securities Act.

                  (b) No stop order affecting the effectiveness of the Shelf Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the REIT, threatened by the Commission or the securities authority of any state or any jurisdiction.

                  (c) Except as set forth on Schedule 4.17(c), since the respective dates as of which information is given in the Shelf Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the REIT or the Operating Partnership or the funds from operations, business affairs, management or business prospects of the REIT or the Operating Partnership, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the REIT or the Operating Partnership other than transactions in the ordinary course of business and changes and transactions contemplated by the Shelf Registration Statement, as it may be amended or supplemented. Neither the REIT nor the Operating Partnership have any material contingent obligations which are not disclosed in the Shelf Registration Statement, as it may be amended or supplemented.

            4.18. AFFILIATE STATUS. To the best of the REIT's knowledge, the Purchaser is not, and the REIT will not take the position that the Purchaser is, an "affiliate" of the REIT as that term is defined in Securities Act Rule 144(a)(1) either currently or upon the sale and issuance of the Shares hereunder.

            4.19. OWNERSHIP LIMITATION. The REIT hereby agrees that following the Closing it will not amend, modify, rescind or revoke any of the resolutions referred to in Section 3.1(j) herein, without the prior written consent of the Purchaser.

      5. REPRESENTATIONS AND WARRANTIES, COVENANTS, ETC. OF THE PURCHASER. The Purchaser hereby represents and warrants that:

            5.1. AUTHORITY, ENFORCEABILITY. The Purchaser has full power and authority and has taken all action necessary to authorize it to enter into and perform its obligations under the Transaction Documents to which the Purchaser is a party and all other documents or instruments contemplated hereby. The Transaction Documents to which the Purchaser is a party are legal, valid and binding obligations of the Purchaser and are enforceable in accordance with their terms.

            5.2. BROKER'S OR FINDER'S COMMISSIONS. Except as disclosed in the Prospectus, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with the REIT without the intervention of any person on behalf of Purchaser (other than BancBoston Robertson Stephens), in such manner as to give rise to any valid claim by any Person against the REIT for a finder's fee, brokerage commission or similar payment. The Purchaser acknowledges that the REIT has informed it that BancBoston Robertson Stephens did not participate in the drafting of the Prospectus Supplement or the accompanying Prospectus and is not responsible for any of their content.

            5.3. ERISA MATTERS. None of the assets used by Purchaser to purchase the Shares include "plan assets" within the meaning of Department of Labor Regulation Section 2510.3-101.

      6. DEFINITIONS. As used herein the following terms have the following respective meanings:

            "1934 ACT," means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder, as from time to time amended.

            "1940 ACT" has the meaning ascribed thereto in Section 4.9 hereof.

            "AFFILIATE," except as otherwise defined in this Agreement, means with respect to any Person any other Person directly or indirectly controlling or controlled by or under common control with such first Person or any of its Subsidiaries; PROVIDED, HOWEVER, that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

            "AGREEMENT" means this Stock Purchase Agreement, as amended, modified or supplemented from time to time, together with any exhibits, schedules, appendices or other attachments thereto.

            "AMEX" has the meaning ascribed thereto in Section 3.1(f) hereto.

            "APPROVALS" has the meaning ascribed thereto in Section 4.3(c) hereof.

            "ARTICLES OF INCORPORATION" means the Articles of Incorporation of the REIT, as amended and restated to date and in effect upon the Closing.

            "BASE PROSPECTUS" has the meaning ascribed thereto in Section 2(d) hereof.

            "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participation, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrant or options exchangeable for or convertible into such capital stock.

            "CHARTER DOCUMENTS" has the meaning ascribed thereto in Section 4.1(a) hereof.

            "CLOSING" has the meaning ascribed thereto in Section 2 hereof.

            "CLOSING DATE" has the meaning ascribed thereto in Section 2 hereof.

            "CODE" has the meaning ascribed thereto in Section 4.11(a) hereof.

            "COMMISSION" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "COMMON STOCK" means the common stock, par value $0.01 per share, of the REIT.

            "DTC" has the meaning ascribed thereto in Section 2(c) hereof.

            "EMPLOYEE BENEFIT PLANS" means each and all "EMPLOYEE BENEFIT PLANS" as defined in Section 3(3) of ERISA maintained or contributed to by a party hereto or in which a party hereto participates or participated and which provides benefits to employees of the REIT or any of its Subsidiaries, including
(i) any such plans that are "EMPLOYEE WELFARE BENEFIT PLANS" as defined in
Section 3(l) of ERISA, including retiree medical and life insurance plans, and
(ii) any such plans that constitute "EMPLOYEE PENSION BENEFIT PLANS" as defined in Section 3(2) of ERISA.

            "ENVIRONMENTAL LAWS" has the meaning ascribed thereto in Section 4.14(a) hereof.

            "ENVIRONMENTAL REPORTS" has the meaning ascribed thereto in Section 4.14(a) hereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, as amended from time to time.

            "GENERAL PARTNER'S CERTIFICATE" means a certificate executed on behalf of the Purchaser by its general partner.

            "GOVERNMENTAL AUTHORITY" means any governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic or foreign.

            "GTA GP" means GTA GP, Inc., a Maryland corporation.

            "GTA LP" means GTA LP, Inc., a Maryland corporation.

            "HAZARDOUS MATERIALS" shall have the meanings set forth in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 1251 et seq, as amended, and the regulations thereunder, Solid Waste Disposal Act, 42 U.S.C. ss.ss. 6901 et seq., as amended, including amendments under Resource Conservation and Recovery Act, and the regulations thereunder, and Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 et seq., as amended, and regulations thereunder, and the regulations thereunder, and such terms shall also include asbestos, petroleum products, radon, radioactive materials, lead paint, UFFI and any other regulated substances under any Law.

            "INCORPORATED DOCUMENTS" has the meaning ascribed thereto in
Section 2(d) hereof.

            "INDEMNIFIED PARTY" means either a REIT Indemnified Party or a Purchaser Indemnified Party, as the context requires.

            "INDEMNIFYING PARTY" has the meaning ascribed thereto in Section 8.1(c) hereof.

            "INITIAL REGISTRATION STATEMENT" has the meaning ascribed thereto in Section 2(d) hereof.

            "KNOWLEDGE OF THE REIT" or "knowledge of the REIT Parties" means the actual knowledge of W. Bradley Blair, II, David D. Joseph and Scott D. Peters.

            "LICENSE" or "LICENSES" has the meaning ascribed thereto in Section
4.2 hereof.

            "LIEN" means any mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest, encumbrance or other title defect in or on any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale, trust receipt or other title retention agreement with respect to any Property or asset of such Person.

            "LOSSES" has the meaning ascribed thereto in Section 8.1(a) hereof.

            "MANAGEMENT RIGHTS LETTER" mean the Management Rights Letter by and between the Purchaser and the REIT.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), assets, business or results of operation of the REIT and the Subsidiaries on a consolidated basis.

            "NASD" has the meaning ascribed thereto in Section 3.2(e) hereof.

            "OFFICER'S CERTIFICATE" means a certificate executed on behalf of the REIT by the Chief Financial Officer of the REIT.

            "OPERATING PARTNERSHIP" means Golf Trust of America, L.P., a Delaware limited partnership.

            "PARTNERSHIP DOCUMENTS" has the meaning ascribed thereto in Section 4.1(a).

            "PERSON" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

            "PLAN ASSETS REGULATION" has the meaning set forth in Section 4.10 hereof.

            "PREFERRED OP UNITS" has the meaning ascribed thereto in Section 2(b) hereof.

            "PREFERRED OP UNIT AMENDMENT" has the meaning ascribed thereto in
Section 3.1(i).

            "PREFERRED STOCK" has the meaning ascribed thereto in Section 1.1 hereof.

             "PROPERTY" shall mean, each of the golf course properties listed on EXHIBIT J attached to this Agreement including the applicable real property and all personal property and intangibles related thereto, and "Properties" shall mean all such golf course properties collectively, including all of the real property, personal property and intangibles.

             "PROSPECTUS" has the meaning ascribed thereto in Section 2(d) hereof.

             "PROSPECTUS SUPPLEMENT" has the meaning ascribed thereto in Section 2(d) hereof.

             "PURCHASE PRICE" has the meaning ascribed thereto in Section 1.2 hereof.

             "PURCHASER" has the meaning ascribed thereto in the introduction hereof.

             "PURCHASER'S COUNSEL" means Battle Fowler LLP.

             "PURCHASER INDEMNIFIED PARTY" or "PURCHASER INDEMNIFIED PARTIES" has the meaning ascribed thereto in Section 7.1(a) hereof.

             "REGISTRATION RIGHT AGREEMENT" means the registration rights agreement by and between the REIT and the Purchaser, as amended or supplemented from time to time in accordance with the terms thereof.

             "REIT" mean Golf Trust of America, Inc., a Maryland corporation.

             "REIT COUNSEL" means O'Melveny & Myers LLP.

             "REIT INDEMNIFIED PARTY" has the meaning ascribed thereto in
Section 8.1(b) hereof.

             "RULES AND REGULATIONS" has the meaning ascribed thereto in Section 4.17(a) hereof.

             "SEC FILINGS" means official filings made by the REIT filed with the Commission in accordance with the Securities Act and the 1934 Act with respect to events occurring, or periods ending on or after February 12, 1997 and includes the Shelf Registration Statement and the Prospectus.

            "SECURITIES ACT" means the Securities Act of 1933, and the rules and regulations of the Commission promulgated thereunder, as from time to time amended.

             "SCHEDULES" shall have the meaning ascribed thereto in Section 4 hereto.

             "SHARES" has the meaning ascribed thereto in Section 1.1 hereof.

             "SHELF REGISTRATION STATEMENT" has the meaning ascribed thereto in
Section 2(d) hereof.

             "SUBSIDIARIES" means subsidiary corporations, partnerships, limited partnerships, joint ventures and limited liability companies which are directly or indirectly and wholly or majority owned by the REIT, including, unless the context requires otherwise, the Operating Partnership.

            "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Articles Supplementary, the Preferred OP Unit Amendment, the Registration Rights Agreement, the Ownership Limit Waiver Letter, the Management Rights Letter and any and all agreements, certificates, instruments and other documents of the REIT or the Purchaser required thereby or executed and delivered pursuant hereto.

      7.    MISCELLANEOUS.

            7.1.  INDEMNIFICATION, EXPENSES, ETC.

                  (a) In addition to any and all obligations of the REIT Parties to indemnify the Purchaser hereunder or under the other Transaction Documents, the REIT Parties hereby agree, jointly and severally, without limitation as to time, to indemnify and hold harmless the Purchaser, its Affiliates and the employees, officers, directors, trustees, direct and indirect partners, members, agents and investment advisors of the Purchaser and its Affiliates (individually, a "Purchaser Indemnified Party" and, collectively the "Purchaser Indemnified Parties") from and against any and all losses, claims, damages (including incidental and consequential damages), liabilities, costs (including the costs of preparation and reasonable attorneys' fees, but in no event more than one counsel (other than local counsel) and reasonable expenses (including expenses of investigation), whether or not involving a third party claim (collectively, "Losses") incurred or suffered by a Purchaser Indemnified Party in connection with or arising out of any breach by a REIT Party of any warranty or representation made by a REIT Party in this Agreement, any breach by a REIT Party of any covenants made by a REIT Party in this Agreement or in the Transaction Documents and for any claims by any Person against the Purchaser for any finder's fee, brokerage commission or similar payment in connection with the transaction contemplated hereby; PROVIDED HOWEVER, that no REIT Party shall be liable for any Losses resulting from action on the part of any Purchaser Indemnified Party which is finally determined in such proceeding to be an act of gross negligence, recklessness or willful misconduct by such Purchaser Indemnified Party. The REIT Parties agree, jointly and severally, as promptly as practicable to reimburse any Purchaser Indemnified Party for all such Losses incurred pursuant to this Section 7.1(a) as they are incurred or suffered by such Purchaser Indemnified Party following the receipt of a reasonably detailed invoice setting forth the amount of such Losses.

                  (b) In addition to any and all obligations of the Purchaser to indemnify the REIT Parties hereunder or under the other Transaction Documents, the Purchaser agrees, without limitation as to time, to indemnify and hold harmless the REIT Parties, their Affiliates, and the employees, officers, directors, trustees, direct and indirect partners, members and agents of the REIT Parties and their Affiliates (individually, a "REIT Indemnified Party" and collectively the "REIT Indemnified Parties") from and against any and all Losses, incurred or suffered by a REIT Indemnified Party in connection with or arising out of any breach by the Purchaser of any warranty or representation made by the Purchaser in this Agreement; PROVIDED, HOWEVER, that the Purchaser shall not be liable for any Losses resulting from action on the part of any REIT Indemnified Party which is determined in such proceeding to be an act of gross negligence, recklessness, or willful misconduct by such REIT Indemnified Party. The Purchaser agrees as promptly as practicable to reimburse any REIT Indemnified Party for all such Losses incurred pursuant to this Section 7.1(b) as they are incurred or suffered by such REIT Indemnified Party following the receipt of a reasonably detailed invoice setting forth the amount of such Losses.

                  (c) If any Indemnified Party is entitled to indemnification hereunder, such Indemnified Party or its representative shall give prompt written notice to the REIT Parties or the Purchaser, as the case may be (each, for purposes of this Section 8.1(c), an "Indemnifying Party") of any claim or of the commencement of any proceeding against such Indemnified Party brought by any third party with respect to which such Indemnified Party seeks indemnification pursuant hereto; PROVIDED, HOWEVER, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent the Indemnifying Party is prejudiced by such failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the expense of the Indemnifying Party, the defense of any such claim or proceeding with counsel reasonably satisfactory to such Indemnified Party. The Indemnified Party or Indemnified Parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof and the giving by claimant or plaintiff to such Indemnified Party or Parties of a release, in form and substance satisfactory to the Indemnified Party or Parties, from all liability in respect of such claim, litigation or proceeding.

            7.2. SURVIVAL. (a) All representations, warranties, covenants and agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing notwithstanding any investigation conducted with respect thereto. The right to indemnification, payment of Losses or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warrant, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Losses, or other remedy based on such representations, warranties, covenants, and obligations.

            (b) TIME LIMITATIONS. None of the REIT Parties shall have any liability (for indemnification or otherwise) with respect to any representation or warranty other than those set forth in Sections 4.1(c), 4.11 and 4.13 unless on or before the date which is 2 years after the Closing Date, any of the REIT Parties is given notice asserting a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known by Purchaser; a claim with respect to Sections 4.1(c), 4.11 and 4.13 may be made at any time. Purchaser shall have no liability (for indemnification or otherwise) with respect to any representation or warranty other than as to Section 5.3 unless on or before the date which is 2 years after such Closing Date, Purchaser is given notice of a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known by the REIT Parties. A claim with respect to Section 5.3 may be made at any time.

            7.3. ATTORNEY'S FEES. If any action or proceeding is commenced by any REIT Party or Purchaser to enforce their rights under this Agreement, or to collect damages as a result of the breach of any of the provisions of this Agreement, the prevailing party in such action or proceeding, including any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable costs and expenses actually incurred, including, without limitation, reasonable attorneys' fees and court costs actually incurred, in addition to any other relief awarded. The determination of who is the prevailing party shall be decided by the court or courts, including any appellate court, in which such matter is tried, heard or decided.

            7.4. ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Agreement and the other Transaction Documents and all documents delivered in connection herewith or therewith embody the entire agreement and understanding between the Purchaser and the REIT Parties and supersede all prior agreements and understandings relating to the subject matter hereof. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by the Purchaser and each of the REIT Parties.

            7.5. NOTICES, ETC. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be sent by facsimile, with receipt confirmed, or delivered or mailed by registered or certified mail, return receipt requested, or by a nationally recognized overnight courier, postage prepaid, addressed, (a) if to the Purchaser, at the address set forth on the Purchaser's signature page hereto or such other address as the Purchaser shall have furnished to the REIT in writing, or (b) if to any other holder of any Shares, at such address as such other holder shall have furnished to the REIT in writing, or, until any such other holder so furnishes to the REIT an address, then to and at the address of the last holder of such Shares who has furnished an address to the REIT, or (c) if to any REIT Party, at the address set forth at the beginning of this Agreement, to the attention of President, or at such other address, or to the attention of such other officer, as the REIT shall have furnished to the Purchaser and each such other holder in writing.

            7.6. SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto are referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the respective parties which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of all other parties. Except as otherwise provided herein, the terms and provisions of this Agreement and the other Transaction Documents shall inure to the benefit of and shall be binding upon any assignee of the Purchaser, and in the event of such assignment, the rights and privileges herein conferred upon the Purchaser shall automatically extend to and be vested in, and become an obligation of, such assignee, all subject to the terms and conditions hereof.

            7.7. DESCRIPTIVE HEADINGS. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

            7.8. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to a particular party, the determination of such satisfaction shall be made by such party, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

            7.9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

            7.10. EXPENSES. The REIT will pay at the Closing (or on such later date as one or more invoices may be submitted to the REIT) the expenses of Purchaser reasonably and actually incurred in connection with this Agreement and consummation of the transactions contemplated hereby.

            7.11. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

            7.12. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party to this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.




                    [SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

                         SECURITIES PURCHASE AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed as of the date first set forth above.

                                        GOLF TRUST OF AMERICA, INC., a
                                        Maryland corporation


                                        By: /s/ W. Bradley Blair, II
                                            ---------------------------------
                                            Name: W. Bradley Blair, II
                                            Title:  President and Chief
                                                    Executive Officer

                                        GTA GP, Inc., a Maryland corporation


                                        By: /s/ W. Bradley Blair, II
                                            ---------------------------------
                                            Name: W. Bradley Blair, II
                                            Title:  President and Chief
                                                    Executive Officer

                                        GTA LP, Inc., a Maryland corporation


                                        By: /s/ W. Bradley Blair, II
                                            ---------------------------------
                                            Name: W. Bradley Blair, II
                                            Title:  President and Chief
                                                    Executive Officer

                                        GOLF TRUST OF AMERICA, L.P., a
                                         Delaware limited partnership

                                        By: GTA GP, Inc., its general partner

Copies of notices to.:

O'Melveny & Myers LLP                   By: /s/ W. Bradley Blair, II
275 Battery Street, Suite 2600              ---------------------------------
San Francisco, California  94111-3305       Name: W. Bradley Blair, II
Attention: Peter T. Healy, Esq.             Title:  President and Chief
Telephone:        (415) 984-8833
Facsimile:        (415) 984-8701

            SECURITIES PURCHASE AGREEMENT PURCHASER SIGNATURE PAGE


Accepted and agreed as of the    Number and Manner of Payment
dated first written above        of Purchase Price of Shares to be Purchased:

                                 800,000 Shares of 9.25% Series A Cumulative
                                 Convertible Preferred Stock of Golf Trust of
                                 America, Inc.


AEW TARGETED SECURITIES FUND, L.P.

                                 Purchase Price:  $20,000,000

By:  AEW TSF, L.L.C. its General Partner

By:  AEW TSF, INC., its Managing Member

By: /s/ Michael J. Buckley
    --------------------------------
    Name:  Michael J. Buckley
    Title: Vice President

Address: AEW Targeted Securities Fund, L.P.
         225 Franklin Street
         Boston, MA  02109
         Attn:  AEW, TSF, L.L.C
         Telephone:  617-261-9000
         Telecopier:  617-261-9555

Nominee (name in which the Shares to be
registered, if different than the name of Purchaser)


----------------------------------------
(Nominee's Name)

                                          COPIES OF NOTICE TO:
Tax I.D. Number:  04-343-6657             J. Grant Monahon, Esq.
(if acquired in the name of a             General Counsel
nominee, the taxpayer I.D.                AEW Capital Management, Inc.
number of such nominee)                   225 Franklin Street
                                          Boston, Massachusetts  02109
                                          Telephone No.:  617-261-9000
                                          Telecopier No.:  617-261-9555

                                          and

                                          Steven L. Lichtenfeld, Esq.
                                          Battle Fowler LLP
                                          75 East 55th Street
                                          New York, New York  10022
                                          Telephone No.:  212-856-6996
                                          Telecopier No.:  212-856-7823